UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 13, 2014

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 361-2600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 13, 2014, the Company amended its Amended and Restated Bylaws to change the quorum necessary for a duly constituted meeting of a committee of the Board from one-third to two-thirds.  A copy of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07                        Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 13, 2014, the following proposals were adopted by the margins indicated:

1.            To elect one Class II director, to serve until the annual meeting of stockholders of the Company to be held in 2017 and until his successor is duly elected and has qualified:

	FOR	WITHHOLD AUTHORITY	BROKER NON-VOTE
John T. Mills	64,801,704	2,858,850	18,283,075

In addition to Mr. Mills, the following directors continue to serve on our board following the Annual Meeting:  Quinn J. Hébert, Todd A. Dittmann and David E. Preng.

2.            To approve, on an advisory basis, the compensation of the Company's Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
67,046,940	354,084	259,530	18,283,075

3.            To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014:

FOR	AGAINST	ABSTAIN
85,728,108	189,777	25,744

Item 9.01                         Financial Statements and Exhibits.

(d)      Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date:   May 16, 2014

Exhibit Index

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Cal Dive International, Inc. as of May 13, 2014